UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Green Meadows Farms And Holdings Limited
(Exact name of registrant as specified in its charter)

Louisiana
State of incorporation or organization)	(IRS Employer Identification No.)

872 Meadowbank Road Cornwall PEI Canada
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:   None.

If this form relates to the
registration of a class of securities
pursuant to Section 12(b) of the
Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. |_|

If this form relates to the
registration of a class of securities
pursuant to Section 12(g) of the
Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. |X|

Securities Act registration statement file number to which this form relates: ________________

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $.001 par value

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant's Securities to be Registered

Green Meadows Farms And Holdings Limited is authorized to issue 2,500,000,000 shares of Common Stock, $.001 par value per share. Holders of the Common Stock are entitled to one vote for each share in the election of directors and in all other matters to be voted on by the stockholders. There is no cumulative voting in the election of directors. Holders of Common Stock are entitled to receive such dividends as may be declared from time to time by the Board of Directors with respect to the Common Stock out of funds legally available therefor and, in the event of liquidation, dissolution or winding up of the Company, to share ratably in all assets remaining after payment of liabilities. The holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments. There are no redemption or sinking fund provisions applicable to the Common Stock. The Common Stock currently outstanding is validly issued, fully paid and non-assessable.
Item 2. Exhibits

3-a	Certificate of Incorporation
3-b	Bylaws

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Green Meadows Farms And Holdings Limited

Date: December 12, 2006	By:	/s/ Allison J Macphee
Allison J Macphee
Chief Executive Officer